Exhibit 10.16.3
2007 RAYMOND JAMES FINANCIAL, INC.

STOCK BONUS PLAN

AMENDMENT TO RESTRICTED STOCK GRANT AGREEMENTS

This Amendment (the “Amendment”) has been made this [INSERT DATE] by and between Raymond James Financial, Inc. (the “Company”) and [INSERT NAME] the “Employee”).

RECITALS

WHEREAS: The Company granted the Employee [an award] [awards] of Restricted Stock on [INSERT DATE(S)] (the “Award[s]”) under the 2007 Raymond James Financial, Inc. Stock Bonus Plan (the “Plan”) and [a restricted stock grant agreement] [restricted stock grant agreements] between the Company and the Employee (the “Restricted Stock Grant Agreement[s]”);

WHEREAS: The Company desires to amend the Restricted Stock Grant Agreement[s] to (i) provide for partial vesting acceleration of the Award[s] upon the later of the date of this Amendment or the date the Employee became or becomes eligible for Retirement (as such term is defined in the Plan) and (ii) include tax payment provisions to cover the applicable tax withholding obligation incurred in connection with such acceleration;

NOW, THEREFORE, the Company hereby amends the Employee’s Restricted Stock Grant Agreement[s] to provide as follows:

AGREEMENT

Unless otherwise defined herein, initially capitalized terms shall have the same meanings as defined in the Plan.

1. Vesting Acceleration.  The Restricted Stock Grant Agreement[s] [is] [are] amended to add the following paragraph:

“Vesting Acceleration.  Notwithstanding the vesting schedule above or anything herein or the 2007 Raymond James Financial, Inc. Stock Bonus Plan (the “Plan”) to the contrary, if I am eligible for Retirement (as such term is defined in the Plan) as of [INSERT DATE OF AMENDMENT] or may become eligible for Retirement at any time prior to the expiration of the Restricted Period, the unvested shares covered by this Restricted Stock Grant Agreement (the “Shares”) will vest on the later of [INSERT DATE OF AMENDMENT], the date I become eligible for Retirement and would be entitled to vest in such Shares (or portion thereof), or such other date as my Tax Withholding Obligation that results from my Retirement eligibility status is determined in accordance with applicable laws and regulations, and as to such number of Shares that is equal to my Retirement Tax Withholding Obligation.  The number of Shares described in the preceding sentence will be the sum of: (A) the number of Shares equal to the quotient obtained by dividing (i) my Tax Withholding Obligation that results from my Retirement eligibility status by (ii) the “fair market value” of a share of the Company’s common stock, as determined in accordance with Section 5(a) of the Plan, on the later of [INSERT DATE OF AMENDMENT], the date my Retirement eligibility status would entitle me to vest in such Shares (or portion thereof) or such other date as is permitted by applicable laws and regulations (the “Applicable Value”) and (B) the number of Shares equal to the quotient obtained by dividing (y) my Tax Withholding Obligation that results from the vesting of that number of Shares determined in accordance with subsection A above by (z) the Applicable Value.”

2. Tax Withholding Obligation.  The Restricted Stock Grant Agreement[s] [is] [are] amended to add the following paragraphs:

“Tax Liability.  I acknowledge that I am ultimately liable and responsible for all taxes owed by me in connection with the award of Shares, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the award.  Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the award, including the grant, vesting, assignment, release or forfeiture of Shares, the subsequent sale of any Shares released upon vesting and the receipt of any dividends.  I acknowledge that the Company does not commit and is under no obligation to structure the award to reduce or eliminate my tax liability.

Retirement Tax Withholding Obligation.  If I did not previously file an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, I hereby acknowledge and agree that the Company will withhold Shares sufficient to satisfy the minimum amount of any tax withholding obligation, whether United States federal, state, local or non-U.S., including any social insurance, employment tax, payment on account or other tax-related obligation (the “Tax Withholding Obligation”), that the Company determines arises in connection with my being or becoming eligible for Retirement and the vesting of Shares in connection such Retirement eligibility status (the “Retirement Tax Withholding Obligation”).  I acknowledge that the withheld Shares may not be sufficient to satisfy my minimum Retirement Tax Withholding Obligation.  Accordingly, I agree to arrange for the satisfaction of any amount of the Retirement Tax Withholding Obligation that is not satisfied by the withholding of Shares described above through my Raymond James brokerage account. Said brokerage account shall contain sufficient funds or margin availability to satisfy such amount, and I hereby authorize and direct the Company or any Subsidiary to debit my Raymond James brokerage account by the amount of the Retirement Tax Withholding Obligation that is not satisfied through the withholding of Shares.”

4. Full Force and Effect. To the extent not expressly amended hereby, the Restricted Stock Grant Agreement[s] shall remain in full force and effect.

5. Entire Agreement. This Amendment and the Restricted Stock Grant Agreement[s] between the Employee and the Company, as amended, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

6. Successors and Assigns. This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

7. Governing Law. This Amendment shall be governed shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to principles of conflict of laws.

RAYMOND JAMES FINANCIAL, INC.                                                                                     EMPLOYEE

Signature                                                                           Signature

Print Name                                                                           Print Name

Title

sd-538432